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                                                                Exhibit 10.10


                       CERTIFIED TRANSLATION FROM GERMAN


                              EMPLOYMENT CONTRACT



signed between

VIANET telecommunications AG, 1090 Vienna, Mariannengasse 14 (in the following referred to as the "Company") on the one hand

and

Mr Alexander Wiesmuller, born on November 24, 1968, 2381 Laab im Walde, Georg Hogn-Gasse 17 (in the following referred to as "Member of the Board of Directors" ["Vorstandsmitglied"]) on the other hand in the following way:


1.   Appointment and term:

1.1. In its decision of December 28, 1998, the Supervisory Board of the Company appointed Mr Wiesmuller Member of the Board of Directors of the Company. Mr Wiesmuller accepted the appointment. The appointment shall be effective from January 1, 1999.

1.2 This contract shall be signed for the duration of the employment of Mr Wiesmuller as Member of the Board of Directors of the Company and shall end as early as five years from his valid appointment, on October 14, 2003.


2.   Area of activity, function:

2.1 The Member of the Board of Directors has the title of "director" ["Vorstandsdirektor"] and is entitled to collectively - either together with another Member of the Board of Directors who is authorized to represent the Company collectively or with a holder of a "prokura" general commercial power of attorney - represent the Company and sign for it.

2.2 The activity of the Member of the Board of Directors is based on the relevant legal regulations, the statutes of the
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     Company, the binding decisions by the Supervisory Board of the Company, the internal regulations of the Board of Directors, and the contract of employment.

2.3 The Member of the Board of Directors has to dedicate his full working capacity to the Company. In fulfilling this task, the Member of the Board of Directors shall act with the care of a proper and scrupulous executive.


3.   Remuneration:

3.1 As remuneration for his activity, the Member of the Board of Directors shall be paid an annual gross amount of DEM 180,000, payable in 14 equal partial amounts at the beginning of each month and in addition on June 1 and December 1 of each year.

3.2 With the remuneration of 3.1, all services by the Member of the Board of Directors provided beyond the normal working time applicable to employees of the Company shall be covered.

3.3 Any remuneration increases granted after January 1, 1999 in conjunction with the collectively agreed salary increases for employees of the Company affect the remuneration level according to 3.1 through the change rate that is applicable for the highest remuneration payable under the collective agreement.

3.4 In addition to the regular remuneration according to 3.1 the Member of the Board of Directors shall be paid a management bonus of DEM 60,000.00. The management bonus shall be determined on the basis of a catalogue of objectives, which the Supervisory Board has to determine yearly in advance, and which shall be dependent upon the level of achievement of objectives.

     The management bonus comes due after the annual general meeting which decides on the result of the relevant fiscal year. If an annual general meeting concerning a fiscal year does not take place by June 30 of the successive fiscal year, the Supervisory Board, no later than by that date, shall determine the amount of profit to be shared and set the date when it comes due.
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     If the Member of the Board of Directors leaves the Company during a fiscal year, the bonus shall be paid on a pro-rata basis.

3.5 If the Member of the Board of Directors is unable to perform his duty due to illness or accident, the Company shall continue to pay the full remuneration to which the Member of the Board of Directors is entitled according to 3.1 for the duration of a maximum of 6 months and 49% of the remuneration for another three months.


4.  Additional services:

4.1 The Company provides a company vehicle for the Member of the Board of Directors, which the Member of the Board of Directors may use for private purposes too.

4.2 The Member of the Board of Directors is entitled to the acquisition of an additional health insurance by the Company.

4.3 The Member of the Board of Directors shall fully bear the taxes imposed on the tangible value of the remuneration attributable to the private use of the car and the health insurance.

4.4 The Member of the Board of Directors is entitled to claim reasonable expenses connected to his position plus a remuneration of the travel expenses. The Member of the Board of Directors is entitled to use first class rail on business journeys by train, the sleeping-car (two-bed) at night, and business class for air travel. The choice of the proper type of transport shall be made according to economic criteria. For overnight stays hotels of the four-star category may be chosen. Furthermore, cash expenses incurred in connection with service commitments shall be reimbursed against receipt.


5.  Vacation:

5.1 The Member of the Board is entitled to an annual vacation of 36 work days, with Saturdays being regarded as work days.

5.2 In choosing the start of his vacation the Member of the Board of Directors should also consider the interests of the Company.
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6.  Social insurance contributions:

    Social insurance contributions shall be fully borne by the Company up to a maximum of DM 13,000.00 per year.

7.  Severance pay:

7.1 It is noted that since September 27, 1994,the Member of the Board of Directors has been in the service of Vianet EDV Dienstleistungs GesmbH, a legal predecessor of the Company. The appointment as Member of the Board of Directors of the Company was not accompanied by severance pay. Upon termination of the employee's status employment, the Member of the Board of Directors is entitled to severance pay according to the provisions of the Employees' Law. The calculation of the entitlement to severance pay is based on the period of Company service beginning on September 24, 1994 and on the last receipt of salary according to 3.1 and on the average of the bonuses paid in the last three years according to 3.4

7.2 An entitlement to a remuneration does not exist, if the Member of the Board of Directors is dismissed due to a gross breach of duty according to (S) 75 Abs. 4 AktG (Corporation Law)and the employment contract is cancelled prematurely by applying the content of (S) 27 AngG (Employees' Law)or if the Member of the Board of Directors resigns his post prematurely without good cause and without the permission of the Supervisory Board. If the employment ends due to the death of the Member of the Board of Directors, the eligible survivors according to (S) 23 Abs 6 AngG shall receive half the severance pay specified under 7.1.


8.  Prohibition of competition

8.1 Without the permission of the Supervisory Board responsible for the relevant line of business of the Company, the Member of the Board of Directors may neither operate a trade nor do business for his or someone else's account. Nor may he participate in another commercial company as a personally liable shareholder.

8.2 If the Member of the Board of Directors violates this prohibition, the Company may claim compensation. In such a case the Company may demand that the business the Member of
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    the Board of Directors did for his own account shall be deemed done for the
    Company's account and that the consideration received for business done for someone else's account shall be returned or that the claim for remuneration shall be assigned.


8.3 The claims of the Company shall become statute-barred three months from the moment where the other members of the Board of Directors and of the Supervisory Board learn about the act that gives rise to the commitment to pay compensation. Notwithstanding such knowledge, they become statute-barred within five years after their origination.


9.  Business which requires approval:

     The Member of the Board of Directors takes note of item 8 of the statutes of the Company as amended, which provide analogously with (S) 95 Abs 5 AktG that the following business transactions require the approval of the Supervisory Board:

        a) the acquisition and sale of interest ((S) 228 HGB Commercial Code)as well as the acquisition, the sale and the closure of enterprises and operations;

        b)  the acquisition, the sale and encumbrances on land;

        c)  the establishment and closure of branches;

        d) investments that exceed the acquisition costs of ATS 5,000,000.00 individually and of ATS 20,000,000.00 totally in one business year;

        e) the taking of bonds, loans and credits which exceed ATS 5,000,000.00 individually and ATS 20,000,000.00 totally in a business year;

        f) the granting of loans and credits unless they are part of the usual operations; part of usual operations is indeed the granting of loans and credits that do not exceed ATS 500,000.00 in each case;

        g) the opening and closing of lines of business and types of production;

        h)  the definition of general principles of business policy.
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        i)  the definition of principles regarding the granting of profit and turnover participations and pension assurances for senior employees according to (S) 80 Abs. 1 AktG;

        j)  the granting of a "prokura" general power of attorney

10.  Removal from office and termination of employment contract:

10.1 The Supervisory Board may revoke the appointment of a Member of the Board of Directors for good cause. Good cause shown shall be gross breach of duty, inability to engage in a proper conduct of affairs and vote of no-confidence by the annual general meeting, unless the vote of no-confidence was due to clearly non-objective causes.

10.2 In the case of removal from office the Company shall be entitled to cancel the employment contract prematurely, if grounds attributable to the Member of the Board of Directors exist which entitle the Company to a dismissal according to the content of (S) 27 AngG.


11.  Final provisions:

11.1 Unless otherwise provided by Corporation Law, the statutes of the Company, the internal regulations for the Board of Directors and the employment contract, the provisions of Corporation Law as amended shall apply.

11.2 For all matters which are dependent upon the length of employment, October 15, 1998 shall be deemed the start of Company service, unless expressly provided otherwise in the contract.

11.3 Amendments to this contract must be made in writing and require the approval of the Supervisory Board as far as the Company is concerned. All fees and levies incurred in connection with the preparation of this employment contract shall be paid by the Company.

11.4 The invalidity of individual clauses of this contract shall not affect the validity of the other provisions. Any invalid provision, in the sense of a contract-amending interpretation, shall be replaced by a provision that comes as close as possible to the economic purpose of the invalid provision.
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11.5 This contract is subject to Austrian law. For any disputes arising from this contractual relationship the competent court for commercial cases in the Innere Stadt district of Vienna shall have exclusive jurisdiction.



Munich, December 28, 1998


Signatures:  illegible      /s/ Wiesmuller